UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Chart Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	45-2853218
(State of incorporation or organization)	(I.R.S. employer
identification no.)

c/o The Chart Group, LP
75 Rockefeller Plaza, 14th Floor
New York, NY 10019
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Units, each consisting of one Ordinary Share and one Warrant	The NASDAQ Stock Market LLC

Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC

Warrants to purchase Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-177280

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants to purchase common stock of Chart Acquisition Corp. (the “Company”). The description of the units, common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-177280) filed with the Securities and Exchange Commission on October 13, 2011, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1
Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-177280), filed with the Securities and Exchange Commission on  October 13, 2011).

3.2
Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Amendment No.  7 of the Registrant’s Registration Statement on Form S-1 (File No. 333-177280), filed with the Securities and Exchange Commission on July 12, 2012).

3.3
Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to Amendment No. 9 of the Registrant’s Registration Statement on Form S-1 (File No. 333-177280), filed with the Securities and Exchange Commission on November 20, 2012).

3.4
Bylaws (incorporated by reference to Exhibit 3.4 to Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 (File No. 333-177280), filed with the Securities and Exchange Commission on March 6, 2012).

4.1
Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-177280), filed with the Securities and Exchange Commission on December 13 , 2011).

4.2
Specimen Common stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-177280), filed with the Securities and Exchange Commission on December 13 , 2011).

4.3
Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 annexed to Exhibit 4.4 to Amendment No. 10 of the Registrant’s Registration Statement on Form S-1 (File No. 333-177280) filed with the Securities and Exchange Commission on November 30, 2012).

4.4
Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.4 to Amendment No. 10 of the Registrant’s Registration Statement on Form S-1 (File No. 333-177280), filed with the Securities and Exchange Commission on November 30, 2012).

10.1
Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (Incorporated by reference to Exhibit 10.1 to Amendment No. 9 of the Registrant’s Registration Statement on Form S-1 (File No. 333-177280), filed with the Securities and Exchange Commission on November 20, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

CHART ACQUISITION CORP.

By:	/s/Christopher D. Brady
Christopher D. Brady
President

Dated: December 11, 2012